UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 4, 2013

ConAgra Foods, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7275	47-0248710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One ConAgra Foods Drive Omaha, NE	68102-5001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 240-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 4, 2013, ConAgra Foods, Inc., a Delaware corporation (“ConAgra Foods”), Cargill, Incorporated, a Delaware corporation (“Cargill”), CHS Inc., a Minnesota corporation (“CHS”), and HM Luxembourg, a Luxembourg Société à responsabilité limitée (which at closing will be known as “Ardent Mills”), entered into a Master Agreement (the “Master Agreement”) and related arrangements pursuant to which ConAgra Foods, Cargill and CHS (the “Owners”) agreed to form a joint venture (the “Joint Venture”). This Joint Venture will combine the North American flour milling operations and related businesses operated through the ConAgra Mills division of ConAgra Foods and the Horizon Milling joint venture of Cargill and CHS (each, a “Business”).

Immediately following the closing of the transaction, the Joint Venture will be operated by Ardent Mills. ConAgra Foods and Cargill will each hold 44% of the total issued share capital of Ardent Mills, and CHS will hold 12% of the total issued share capital of Ardent Mills. The boards of each of Ardent Mills initially will be comprised of five members, with two nominated by each of ConAgra Foods and Cargill and one nominated by CHS. The board of Ardent Mills’ operating subsidiaries (the “Operating Subsidiaries”) will be comprised of seven members, with three nominated by each of ConAgra Foods and Cargill and one nominated by CHS. In general, most decisions of the board of Ardent Mills and the Operating Subsidiaries will require the assent of individuals appointed by both ConAgra Foods and Cargill. Certain decisions will require the approval of all of the Owners, either directly or through their designees to the boards of Ardent Mills or the Operating Subsidiaries, including: changes in the scope of the business; a sale of all or substantially all of the assets of Ardent Mills or its Operating Subsidiaries; certain mergers; the approval of the annual budgets of the Operating Subsidiaries; and modifications to the organizational documents of Ardent Mills or the Operating Subsidiaries.

Ardent Mills will be required to make cash distributions to the Owners on at least a semi-annual basis in proportion to each Owner’s ownership interest. The amount of these cash distributions will, in general, be at least equal to 50% of the cash generated by the Joint Venture and available for distribution, as reasonably determined by the boards of the Joint Venture and the Operating Subsidiaries, and taking into account working capital and other similar needs.

The Joint Venture is expected to be financed upon closing through the borrowing of funds from third-party sources, which may include a combination of term loans and a revolving credit facility (the “Financing”). Securing third-party financing in an aggregate amount of no less than $600 million on terms that are commercially reasonable and that do not, among other things, require credit support to be provided by any Owner, is a condition to close. Immediately upon completion of the Financing, all of the net proceeds thereof will be distributed to the Owners. The distribution will be approximately proportional to the Owners’ ownership interests in Ardent Mills, except that each Owner’s distribution will be adjusted to reflect any deviations in the working capital contributions of such Owner from specified target amounts. ConAgra Foods will receive a distribution that is slightly higher proportionally than its percentage ownership.

As an ongoing operation, it is intended that the Joint Venture will be funded solely from its net cash flow from operations and third-party financing.

The ownership interests in Ardent Mills will be subject to customary restrictions on transfer, including a five-year prohibition on transfers without the consent of the other Owners, and rights of first offer and rights of first refusal for transfers taking place after that date.

In connection with the closing, the parties will also enter into various ancillary agreements. These ancillary agreements include an Alliance Agreement that includes, among other things, a covenant of the Owners not to compete with the Joint Venture in certain areas relating to the dry milling of wheat and durum into flour and the marketing, distribution and/or sale of flour products in the United States, Canada and Puerto Rico. These ancillary agreements also include certain supply and services agreements pursuant to which the Operating Subsidiaries will supply ConAgra Foods with flour, Cargill will supply the Operating Subsidiaries with certain wheat products, CHS will supply the Operating Subsidiaries with certain wheat and durum products, and Cargill will provide the Operating Subsidiaries certain strategic account management and sales representative services.

The Master Agreement includes customary representations, warranties, covenants and indemnification obligations of the Owners relating to the contributed Businesses. The Owners’ obligations under the Master Agreement to complete the Joint Venture are conditioned upon the receipt of antitrust approvals in applicable foreign jurisdictions, the absence of any pending proceeding initiated by any governmental entity seeking to enjoin the closing, the availability of the financing as described above, and certain other customary closing conditions. It is anticipated that the transaction will close late in calendar year 2013. The Master Agreement also includes customary termination rights, including a right of the parties to terminate the transaction if it has not closed by March 31, 2014 (which may be extended to June 30, 2014 in certain financing-related circumstances).

Until the closing, the Owners will continue to operate their respective milling businesses as independent businesses.

Item 7.01.	Regulation FD Disclosure

As described in Item 1.01 above, ConAgra Foods has entered into the Master Agreement with Cargill, CHS and Ardent Mills, pursuant to which the Owners have agreed to form the Joint Venture. ConAgra Foods has agreed to contribute certain assets and liabilities of its ConAgra Mills division, which it currently reports within the Commercial Foods segment, to the Joint Venture. The two vertically integrated mills recently acquired by ConAgra Foods in connection with the acquisition of Ralcorp Holdings, Inc. will not be contributed to the Joint Venture and will remain with ConAgra Foods. On March 5, 2013, ConAgra Foods, Cargill and CHS issued a joint press release announcing the transaction. A copy of the press release is furnished as Exhibit 99.1.

Net sales for the ConAgra Mills division of ConAgra Foods were approximately $1.8 billion in its fiscal year ended May, 27, 2012. Upon closing of the transaction, ConAgra Foods will cease recognizing the net sales and operating profit from the milling business. For all periods from and after the closing, ConAgra Foods will recognize its share of earnings of the Joint Venture in equity method investment earnings. The transaction is expected to decrease the volatility of ConAgra Foods’ net sales in periods following the closing, since net sales from the milling operations reflect the pass-through of underlying wheat costs, which have historically fluctuated significantly based on market conditions. Any gain from the contribution of the milling business to the Joint Venture will be treated by ConAgra Foods as an item impacting comparability.

As discussed above, securing third-party financing in an aggregate amount of no less than $600 million on terms that are commercially reasonable and that do not, among other things, require credit support to be provided by any Owner, is a condition to close. Immediately upon completion of the Financing, all of the net proceeds thereof will be distributed to the Owners. The distribution will be approximately proportional to the Owners’ ownership interests in Ardent Mills, except that each Owner’s distribution will be adjusted to reflect any deviations in the working capital contributions of such Owner from specified target amounts and ConAgra Foods will receive a distribution that is slightly higher proportionally than its percentage ownership. ConAgra Foods currently plans to allocate its initial cash distribution from the Joint Venture to pay down debt.

It is anticipated that the transaction will close late in calendar year 2013. ConAgra Foods plans to finalize the expected financial impacts of the transaction between now and the closing. Due to both the anticipated timing of the closing and expected allocation of proceeds toward debt reduction, the transaction is expected to be modestly dilutive, less than $0.05, to fiscal 2014 diluted EPS, excluding items impacting comparability. Even with this impact, ConAgra Foods expects to post a strong growth rate of diluted EPS, excluding items impacting comparability, in both halves of fiscal 2014, primarily reflecting the contribution of diluted EPS, excluding items impacting comparability, from the recent Ralcorp Holdings, Inc. acquisition; this transaction does not alter the company’s expectations for previously announced cost synergies related to the Ralcorp acquisition. ConAgra Foods also expects the Joint Venture transaction to become accretive to its diluted EPS over time, as expected cost synergies from the transaction are realized.

Cautionary Statement Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on ConAgra Foods’ current expectations and are subject to uncertainty and changes in circumstances. These forward-looking statements include, among others, statements regarding expected synergies and benefits of the potential combination of the flour milling businesses of ConAgra Foods, Cargill and CHS, expectations about future business plans, prospective performance and opportunities, regulatory approvals and the expected timing of the completion of the transaction. These forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “estimate,” “potential,” “should” or similar words. There is no assurance that the potential transaction will be consummated, and there are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. These risks and uncertainties include the timing to consummate a potential transaction among ConAgra Foods, Cargill and CHS; the ability and timing to obtain required regulatory approvals and satisfy other closing conditions; the Joint Venture’s ability to realize the cost synergies contemplated by the potential transaction; the Joint Venture’s ability to promptly and effectively integrate the business of ConAgra Foods, Cargill and CHS; the availability and prices of raw materials, including any negative effects caused by inflation and adverse weather conditions; future economic circumstances; industry conditions; the Joint Venture’s ability to execute its operating plans; the competitive environment and related market conditions; operating efficiencies; access to capital; actions of governments and regulatory factors affecting the Joint Venture’s businesses; and other risks and uncertainties pertinent to ConAgra Mills and discussed in ConAgra Foods’ filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. ConAgra Foods disclaims any obligation to update or revise statements contained in this report to reflect future events or circumstances or otherwise.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number

99.1	ConAgra Foods, Inc., Cargill, Incorporated, and CHS, Inc. joint press release dated March 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONAGRA FOODS, INC.

Date: March 5, 2013	By:	/s/ Colleen Batcheler
		Name:	Colleen Batcheler
		Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	ConAgra Foods, Inc., Cargill, Incorporated, and CHS, Inc. joint press release dated March 5, 2013